Exhibit 1(l)

                    Establishment and Designation of Classes
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             MERRILL LYNCH CALIFORNIA INSURED MUNICIPAL BOND FUND OF
                 MERRILL LYNCH CALIFORNIA MUNICIPAL SERIES TRUST

      Pursuant to that certain Establishment and Designation of Classes, amended and restated as of April 14, 2003 (the "Prior Designation"), the shares of beneficial interest of Merrill Lynch California Insured Municipal Bond Fund (the "Series"), a series of Merrill Lynch California Municipal Series Trust, a Massachusetts business trust (the "Trust"), par value $.10 per share (the "Shares"), have been divided into Class A, Class B, Class C and Class I Shares as named in the Prior Designation. The undersigned, constituting a majority of the Trustees of the Trust, acting pursuant to Section 6.2 of the Declaration of Trust of the Trust, dated March 20, 1985, as amended (the "Declaration"), do hereby amend and restate the Prior Designation as provided herein, for the purpose of (i) redesignating the Class A, Class B, Class C and Class I Shares of the Series and (ii) establishing two new classes of Shares of the Series. No changes to the special and relative rights of the existing classes of Shares are intended by this amendment and restatement.

      1.    (a)    The Class A Shares of the Series are hereby redesignated
                   "Investor A1 Shares." The Investor A1 Shares shall retain all of the rights and preferences accorded to the Class A Shares prior to this redesignation.

            (b) The Class B Shares of the Series are hereby redesignated "Investor B Shares." The Investor B Shares shall retain all of the rights and preferences accorded to the Class B shares prior to this redesignation.

            (c) The Class C Shares of the Series are hereby redesignated "Investor C1 Shares." The Investor C1 Shares shall retain all of the rights and preferences accorded to the Class C Shares prior to this redesignation.

            (d) The Class I Shares of the Series are hereby redesignated "Institutional Shares." The Institutional Shares shall retain all of the rights and preferences accorded to the Class I Shares prior to this redesignation.

      2. The new classes of Shares of the Series are hereby designated "Investor A Shares" and "Investor C Shares."

      3. The classes of Shares of the Series established and designated (each a "Class") are as follows:

                  (a)   Investor A Shares

                  (b)   Investor A1 Shares

                  (c)   Investor B Shares

                  (d)   Investor C Shares

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                  (e)   Investor C1 Shares

                  (f)   Institutional Shares

      4. The Shares of each Class shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

      5. The purchase price, the method of determination of net asset value, the price, terms and manner of redemption, and the relative dividend rights of holders of the Shares of each Class shall be established by the Trustees of the Trust from time to time in accordance with the provisions of the Declaration of Trust and shall be set forth in the prospectus and statement of additional information of the Trust relating to such Class contained in the Trust's most recent effective registration statement under the Securities Act of 1933, as amended, with respect to such Class, as such prospectus and statement of additional information may be supplemented or modified from time to time.

      6. Shares of each Class shall vote together as a single class except that shares of a Class may vote separately on matters affecting only that Class and shares of a Class not affected by a matter will not vote on that matter.

      7. A Class of the Series may be terminated by the Trustees by written notice to the shareholders of the Class.

      8. This Establishment and Designation of Classes shall be effective on the 29th day of September 2006.


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      IN WITNESS WHEREOF, the undersigned, constituting a majority of the
Trustees, have signed this certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as required by Article XI, Section 11.3(c) of the Declaration of Trust as of the day of September , 2006.

        ---------------------------------     ----------------------------------
          Robert C. Doll, Jr. (Trustee)          James H. Bodurtha (Trustee)
              800 Scudders Mill Road                 36 Popponesset Road
               Plainsboro, NJ 08536                    Cotuit, MA 02635

        ---------------------------------     ----------------------------------
            Kenneth A. Froot (Trustee)               Joe Grills (Trustee)
                 48 Plympton Road                 114878 Twin Mountains Road
                Sudbury, MA 01776                     Rapidan, VA 22733

        ---------------------------------     ----------------------------------
           Herbert I. London (Trustee)          Roberta Cooper Ramo (Trustee)
             10 West Street, Apt. 20E             908 E1 Alhambra Circle, NW
                New York, NY 10004                  Albuquerque, NM 87107

        ---------------------------------
         Robert S. Salomon, Jr. (Trustee)
              106 Dolphin Cove Quay
                Stamford, CT 06902

      The Declaration of Trust establishing Merrill Lynch California Municipal Series Trust, dated March 20, 1985, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Trust, "Merrill Lynch California Municipal Series Trust," refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Merrill Lynch California Municipal Series Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the "Trust Property" only shall be liable.


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